Exhibit 1.01

CONFLICT MINERALS REPORT OF 3M COMPANY
FOR THE YEAR ENDED DECEMBER 31, 2018

INTRODUCTION

This Conflict Minerals Report for 3M Company (“3M”, “Company,” “we,” “our”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 for the reporting period from January 1 to December 31, 2018.

Conflict Minerals are defined by the Securities and Exchange Commission (“SEC”) as cassiterite, columbite-tantalite, wolframite and gold, and their derivatives, which are limited to tin, tantalum and tungsten (collectively “3TG”). As a result of the Company’s reasonable country of origin inquiry (“RCOI”) for the period January 1 to December 31, 2018 described in the attached Form SD, 3M has reason to believe that a portion of the 3TG necessary to the functionality or production of products (“Necessary 3TG”) that we manufactured or contracted to manufacture during the period between January 1, 2018 and December 31, 2018 may have originated in the Democratic Republic of Congo (“DRC”), the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola (together, the “Covered Countries”) and those Necessary 3TG may not be from recycled or scrap sources.

The Company therefore conducted due diligence on the source and chain of custody of Necessary 3TG as described below, using the following due diligence management system:

DUE DILIGENCE MEASURES

A. Design of Our Due Diligence Measures

Our CMR Conflict Minerals due diligence management system has been designed to conform in all material respects with the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Guidance”), as applicable for 3TG and downstream companies (as the term “downstream companies” is defined in the OECD Guidance).

B. Due Diligence Performed

1.        Establish Strong Company Management Systems

Conflict Minerals Policy

3M first adopted a Conflict Minerals Policy (“Policy”) in 2011. It was last updated in 2018 and is available on 3M’s Supplier Direct website (https://www.3m.com/3M/en_US/suppliers-direct/supplier-requirements/conflict-minerals/) along with other information on 3M’s conflict minerals program.

3M is committed to responsible sourcing of 3TG using the OECD due diligence framework, so as not to support conflict or human rights abuses in the Covered Countries, while avoiding de facto embargoes. This position is consistent with 3M’s Human Rights Policy and 3M’s respect for human rights in our own operations and our supply chains, as well as with the OECD Due Diligence Guidance and UN Guiding Principles.

Internal Management System

3M has established a management system to support the effective and efficient execution of our conflict minerals program. 3M’s management system includes an executive sponsor: 3M’s Senior Vice President, Manufacturing & Supply Chain. In addition, the Company has designated a cross-functional Conflict Minerals Steering Team, comprised of representatives from

Strategic Sourcing, Regional Responsible Sourcing Leaders, Environment, Health and Safety (“EHS”), and 3M Legal Affairs. The Conflict Minerals Steering Team has responsibility for developing and implementing 3M’s conflict minerals compliance strategy, as well as reviewing the progress, effectiveness and continual improvement of the program. The Steering Team is led by a Conflict Minerals Program Manager from 3M Strategic Sourcing.

Senior leadership of Strategic Sourcing, EHS, Finance, Audit, Compliance and Business Conduct, Human Resources and Trade Compliance is briefed bi-annually about the results of our due diligence efforts, including evaluation of risks and risk mitigation measures. These briefings also include an evaluation of the progress, effectiveness and execution of our policy and conflict minerals program.

Control System and Supply Chain Transparency

3M is a member of the Responsible Minerals Initiative (“RMI”), formerly known as the Conflict Free Sourcing Initiative (“CFSI”). 3M gathers information on the use of 3TG by the Supplier Group using RMI’s Conflict Minerals Reporting Template (“CMRT”).  3M engaged a third-party provider to assist with Supplier Group outreach and engagement and with data collection and validation. 3M uses the third-party provider’s web portal to determine the chain of custody of the Necessary 3TG included in our products, with a focus on identifying Smelters and Refiners (“SORs”) in their respective supply chains.

3M identifies relevant suppliers that supply products that may contain Necessary 3TG. 3M has determined that a reasonably designed inquiry for identifying and assessing supply chain risks should focus on higher priority suppliers consistent with RMI’s Five Practical Steps to Support SEC Conflict Minerals Disclosure.  3M identifies the relevant higher priority suppliers (“Supplier Group”) by prioritizing its review of products that may contain Necessary 3TG and the corresponding supply chains, accounting for various factors such as estimated content of Necessary 3TG, type of mineral, amount of spend, the nature of the supply chain, and supplier location. In 2018 3M conducted outreach with suppliers for products that may contain Necessary 3TG, which represented 98% of the in-scope supplier spend.

Supplier Engagement

3M’s third-party provider reviewed the Supplier Group CMRT responses to determine where further engagement with suppliers was warranted. Those responses were then escalated to 3M for further due diligence and follow-up. We considered untimely or incomplete responses as well as inconsistencies with the data reported in the CMRT in making this determination. For any CMRT that was determined invalid based on this review, the third-party’s platform automatically sent the supplier an email outlining any validation issues with the CMRT question logic or missing fields. 3M’s third-party provider proactively engaged suppliers to educate them on the validity requirements and how to enter CMRT data and/or 3M’s expectation on CMRT information, as appropriate.  The third-party supplier’s portal links to training resources and conflict minerals templates, practical tips, and best practices.

3M established controls and transparency by creating a process in coordination with the third-party provider to engage relevant suppliers to identify SORs identified in their supply chains. We communicated expectations to these relevant suppliers in connection with our inquiry requesting they send a similar request to their direct suppliers to obtain the information successively upstream to the smelter or refiner. A third-party provider web portal was utilized for the collection of CMRTs. Suppliers are provided a link to 3M’s Supplier Direct website (https://www.3m.com/3M/en_US/suppliers-direct/supplier-requirements/conflict-minerals/) where we communicate supplier responsibility expectations, have links to our Supplier Learning Academy, which includes links to training resources, practical tips, and best practices.  3M encourages all suppliers to have a proactive approach in aligning with 3M’s policy and programs to strengthen our supply chain to ensure conformance to regulations. Because 3M believes in developing strong and sustainable relationships, it is important our business partners understand 3M’s commitment to doing business ethically and in compliance with the law.

For suppliers that identified “red-flagged” SORs in their CMRT responses, according to indicators defined in the OECD Guidance, 3M and its third-party provider requested additional information on those suppliers’ conflict minerals due diligence standards and processes, including further due diligence about the “red-flag” SORs. In addition, these suppliers were provided a link to educational courses on smelter risk mitigation.

3M’s requirements related to conflict minerals in relevant global contract templates and U.S. purchase order terms and conditions require suppliers to comply with our policies on conflict minerals, including participation in a supply chain survey and related due diligence activities, and to provide upon request, information on SORs in relevant supply chains and other information 3M might require.

3M’s Conflict Minerals Policy requires suppliers to responsibly source 3TGs through SORs that comply with recognized assurance programs including RMI, the London Bullion Market Association (“LBMA”), and the Responsible Jewellery Council (“RJC”). For SORs identified by the Supplier Group not currently engaged in an assurance program, 3M sends letters to those SORs encouraging them to participate and 3M also encourages our Supplier Group and in certain cases customers to do the same.

3M also encourages suppliers to draw upon internationally recognized standards to advance social and environmental responsibility and business ethics. All existing and future suppliers are required to conform to 3M’s Supplier Responsibility Code (SRC), demonstrating their commitment to share 3M’s values on social and environmentally sustainable operations and practices, which include Labor/Human Rights, EHS, Ethics, and Management Systems. The SRC is based upon the Responsible Business Alliance framework. 3M uses several external indices, such as the International Labour Organization (ILO), Global Slavery Index, and the Corruption Perception Index, to assist with prioritization of higher risk suppliers.

In partnership with 3M’s third-party service provider, 3M has put a strong emphasis on supplier education and training. This includes guiding suppliers to online resources, including access to interactive training courses, informational and best practice documents and real time chat with compliance specialists.

Grievance Mechanism

We have a grievance mechanism whereby employees and suppliers can report concerns regarding 3M’s business conduct and other matters, at 3M-ethics.com (https://secure.ethicspoint.com/domain/media/en/gui/8897/index.html). We have procedures in place for follow-up in the event any conflict minerals issues are raised through our grievance mechanism.

SORs and other external stakeholders also may use RMI’s Grievance and Complaints Mechanism. This RMI Mechanism allows stakeholders to raise concerns about the RMI Responsible Minerals Assurance Process (“RMAP”) audit process, protocols, and SOR operations that fall within the scope of the RMAP, audit quality, and auditor competencies, mineral supply chains and upstream/downstream initiatives, as well as mineral sourcing activities and due diligence of RMI member companies.

Maintain Records

We have a record retention policy applicable to conflict minerals-related documentation that provides for retention for a minimum of ten years.

2.              Identify and Assess Risk in the Supply Chain

As part of the process of identifying and assessing risks in the supply chain, 3M asked the Supplier Group to share information about the Necessary 3TG in their products provided to 3M based on responses to the industry standard RMI Conflict Minerals Reporting Template (“CMRT”). 3M deployed the CMRT to the Supplier Group through the third-party supplier’s web portal. That system issued four automatic follow-up reminders to those in the Supplier Group who had not responded to the information requested. Additional direct mail reminders were sent to those in the Supplier Group who had not responded, and follow-up phone calls were made with prioritized suppliers. As part of these phone calls, 3M offered training to the supplier on topics including the importance of the information requested by 3M, the disclosure requirements of the US Dodd-Frank conflict minerals legislation, and how to attach the CMRT into 3M’s third-party provider’s web portal.  In addition, escalation follow-up reminders were sent to those in the Supplier Group who had discrepancies in their CMRTs.  Outbound communications were conducted in native languages such as: English, German, simplified-Chinese, French, Italian, Spanish, Portuguese, and Japanese to best collaborate with suppliers to ensure expectations were understood. If supplier responses indicated that Necessary 3TG contained in products provided to 3M may have originated from the Covered Countries, had unknown sourcing or may have been processed by SORs that have not been validated as using DRC conflict free sourcing practices, then such responses were escalated to the Conflict Minerals Steering Team for further review and determination of follow-up steps.

We verify SORs using RMI’s Conformant Smelters and Refiners list. We also refer to other sources of information, including publications of the LBMA and the RJC, to assess potential risks.

3.              Design and Implement a Strategy to Respond to Identified Risks

3M has designed and implemented a strategy to respond to risks. The Conflict Minerals Program Manager works with the Company’s Conflict Minerals Steering Team and its executive sponsor, providing periodic updates to relevant executives of any findings where a supplier in the Supplier Group identifies a SOR processing Necessary 3TG for 3M products that sources from or may source from the Covered Countries.

The 3M Conflict Minerals Steering Team and its executive sponsor, or other relevant executives, will determine appropriate follow-up actions, if any, to mitigate risks. Follow-up actions may include additional due diligence by the Conflict Minerals Team. As part of the due diligence activities we may decide to find alternate sources of supply and/or suspend or terminate existing supplier relationships after failed attempts at mitigation or remediation. For the year 2018, 3M found no instances where it was necessary to find replacement sources of supply, or to suspend or terminate a supplier relationship.

4.              Carry out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

3M utilizes information provided by the independent third-party audits of SORs through RMAP, LBMA and the RJC to determine whether any Necessary 3TG sourced from the Covered Countries is validated as conflict-free using RMI’s RCOI data. In addition, members of 3M’s Conflict Minerals Steering Team participate in RMI’s Due Diligence Practices Team, Smelter Engagement Team and Risk Readiness User Group, which keeps 3M informed of new auditing standards, emerging risks, and risk assessment methods.

5.              Report on Supply Chain Due Diligence

This Report and our Form SD will be filed with the SEC and be publicly available within the conflict minerals section of 3M’s Supplier Direct website (https://www.3m.com/3M/en_US/suppliers-direct/supplier-requirements/conflict-minerals/). The reference to 3M’s website is provided for convenience only, and its contents are not incorporated by reference into this Report and Form SD nor deemed filed with the SEC.

RESULTS OF DUE DILIGENCE

Based on our Reasonable Country of Origin Inquiry (“RCOI”) described in our Form SD and the other aspects of our due diligence program described above, 3M evaluated the Supplier Group responses to the CMRT-based supplier inquiry. Based on its RCOI, 3M has reason to believe that a portion of its Necessary 3TG may have originated in the Covered Countries and those Necessary 3TG may not be from recycled or scrap sources. However, after conducting further due diligence, 3M determined that based on SOR information provided by the Supplier Group and information available to 3M as a member of RMI, the 24 SORs identified as sourcing from those Covered Countries have been validated as conformant to RMAP protocols.

As outlined in the OECD Guidance, the internationally-recognized standard on which our company’s system is based, we support RMI’s RMAP process that audits SORs’ due diligence activities. The source of information for certain statements in this declaration was obtained through our membership in RMI, using the RCOI report for member “mmmco.”

Information on Smelters or Refiners

The CMRT requested the Supplier Group and its suppliers provide 3M with information on the SORs providing Necessary 3TG to 3M. Because 3M typically does not have a direct relationship with the facilities used to process 3TG, we must rely on information provided by the Supplier Group. Some suppliers in the Supplier Group provided information on all SORs used by the supplier but could not provide information linking specific SORs used to process Necessary 3TG in products supplied to 3M. We verified 314 unique SOR names among these mentions, based on information listed on the RMI website. Of these unique SORs, 253 (80%) are validated as conformant to the RMAP process as of April 24, 2019, and 5 (2%) are reported as active by RMI, meaning they are engaged in the RMAP program but not yet conformant as of April 24, 2019. 3M’s Supplier Group identified 98% of the total number of conformant SORs listed on RMI’s website in their supply chains. Based on our involvement in the RMI Due Diligence practices team and the RMI Smelter Engagement Team as well as resources available to us through our membership in RMI, 3M believes the number of SORs conformant to RMAP process is attributable in part to industry collaborative efforts through RMI and other third-party validation programs.

We monitored and tracked SORs that we identified as not having received a ‘Conflict-Free’ designation or not having begun participating in an independent third-party assurance process. During this reporting year, we identified 49 (16%) SOR facilities that were not participating in an independent third-party assurance process. These facilities received letters from 3M encouraging their participation. We are pleased to report, as of April 24, 2019, a refiner receiving 3M’s encouragement letter is now under active status with RMI.

Efforts to Determine the Country of Origin or Mine of Origin

In order to determine country or mine of origin, 3M: (a) seeks information about 3TG SORs in our supply chain through use of the CMRT questions; and (b) utilizes information from the RMAP and its independent audits of SORs, as well as information from that effort made available by RMI publicly and to its members. 3M’s Supplier Group did not provide information on mines of origin for Necessary 3TG used in 3M products manufactured during 2018. 3M does not have sufficient information to conclusively determine the mines or the countries of origin of the Necessary 3TG in its products or whether the Necessary 3TG are from recycled or scrap sources. However, based on SOR information provided by the Supplier Group through the CMRT responses, as well as RMI information available to its members, the countries of origin of 3TG associated with SORs identified to 3M by the Supplier Group are believed to include the countries listed in Annex II below. While some countries listed in Annex II are Covered Countries, 3M validated that 24 SORs identified as sourcing from those Covered Countries are conformant to RMAP.

Additional Due Diligence

3M compared the overall set of SORs identified by the Supplier Group against RMI’s RCOI list dated April 24, 2019, to identify all names and mineral sourcing for SORs that are conformant with the RMAP protocols and have been validated by a third-party auditor. The RCOI list also identifies SORs participating in other assurance programs where the mineral sourcing of SORs is not disclosed.

For the 49 SORs identified to 3M by the Supplier Group in 2018 that are not yet engaged in the RMAP as active or validated as conformant to RMAP or by any other independent third-party programs, 3M conducted further due diligence to confirm whether those SORs processed Necessary 3TG used in products provided to 3M. In addition, 3M conducted due diligence through other means using a variety of information sources from RMI and others searching for evidence of SORs sourcing from the Covered Countries or potentially contributing to conflict in the Covered Countries. Such additional sources of information included news articles, reports published by NGOs, and/or industry association information that may indicate locations from which a SOR sources. For SORs not independently verified, geographic location and mining production by country are reviewed, and specified factors are applied to determine risk levels. As noted above, 3M and industry efforts persuaded one SOR to participate in RMAP and become conformant.

3M will take mitigating action if we learn of credible information that identified SORs are potentially financing armed groups in the Covered Countries. We require our suppliers to conduct additional due diligence to confirm the presence of any of these red-flagged SORs in the chain of custody for Necessary 3TG in products supplied to 3M.

STEPS TO IMPROVE DUE DILIGENCE

3M is alert for facts and circumstances that may require SOR-related risk mitigation. In addition, 3M also expects that more SORs will become validated as “RMAP-conformant” through the RMAP process and similar programs which will increase overall transparency and accessibility to information on geographic location of SOR mines of origin.

3M, working with its third-party provider, will expand its due diligence to further mitigate the risk that Necessary 3TG benefit armed groups in the DRC or any of its adjoining countries by taking the following steps:

•                  Follow-up with those in the Supplier Group that were unresponsive or did not provide sufficient information in 2018, thereby improving both supplier response rates and the quality of supply chain information available to 3M.

•                  Follow-up with those in the Supplier Group that indicated in their response to our 2018 inquiry that they did not have certain key aspects of a conflict minerals program, to educate and obtain updated information.

•                  Continue our supplier engagement and capacity building efforts through our supplier inquiry and outreach by directing suppliers to training resources available on the 3M Supplier Direct website, (https://www.3m.com/3M/en_US/suppliers-direct/supplier-requirements/conflict-minerals/) through industry associations and RMI, in order to improve response rates and information quality.

•                  Continue our company membership in RMI, which provides independent third-party audits of SORs due diligence practices including engagement in the RBA and RMI Annual Conference, Due Diligence Practices Team, Smelter Engagement Team, and participating in monthly Plenary calls.

•                  Encourage supplier and other company membership and participation in RMI, which will strengthen industry collaboration to increase leverage on SORs to participate in independent third-party audits and become conformant to RMAP, LBMA, or RJC protocols.

•                  Contact SORs directly to undergo an audit of the SORs’ due diligence practices through and become compliant to the RMAP, LBMA, or RJC protocols.

•                  Encourage responsible sourcing by suppliers of 3TG in the Covered Countries through use of smelters or refiners validated as conformant to RMAP process.

•                  Continue our Conflict Minerals program and process to support future compliance to the new European Union regulation on supply chain due diligence by importers of minerals and metals originating in conflict-affected and high-risk areas.

•                  Continue our partnership with a third-party service provider to streamline supplier outreach, feedback and due diligence efforts.

•                  Expand our conflict minerals assessment and due diligence efforts to include other high-risk minerals and areas of the world as determined by regulatory bodies and applied by RMI.

•                  Continued escalation of identified “red-flagged” SORs/SORs that are not RMAP conformant and consistent with OECD guidance to mitigate supply chain risk.  As of April 24, 2019, 3M is continuing its due diligence efforts to mitigate supply chain risk with the remaining three suppliers that have reported to 3M that one or more of these SORs are in their respective supply chains.

Cautionary Statement about Forward-Looking Statements

Certain statements in this report may be “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” and “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future plans, and any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from these forward-looking statements. As a result, these statements speak only as of the date they are made and we undertake no obligation to update or revise any forward-looking statement, except as required by federal securities laws.

ANNEX I

As of April 24, 2019

The below list of Smelters or Refiners (SORs) identified to 3M by the 3M Supplier Group is conformant with RMAP protocols as of April 24, 2019. 3M is typically many tiers in the supply chain removed from SORs, and our direct suppliers have not traced materials supplied to 3M back to individual SORs. Many of our suppliers provided information to 3M on all SORs identified to them by their suppliers, and have not been able to confirm that Necessary 3TG processed by these SORs is contained in the products they have supplied to us because some of the suppliers did not provide their CMRT at the product level. Therefore, it is possible that the list contains SORs not used to process Necessary 3TG contained in our products.

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID
Gold	8853 S.p.A.	ITALY	CID002763
Gold	Advanced Chemical Company	UNITED STATES	CID000015
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	CID002560
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362
Gold	Dowa	JAPAN	CID000401
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Geib Refining Corporation	UNITED STATES	CID002459
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243
Gold	HeeSung	KOREA, REPUBLIC OF	CID000689

Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Italpreziosi	ITALY	CID002765
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	L’Orfebre S.A.	ANDORRA	CID002762
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	Marsam Metals	BRAZIL	CID002606
Gold	Materion	UNITED STATES	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	PAMP S.A.	SWITZERLAND	CID001352
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Précinox S.A.	SWITZERLAND	CID001498
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582
Gold	Republic Metals Corporation	UNITED STATES	CID002510
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	SAAMP	FRANCE	CID002761
Gold	Safimet S.p.A	Italy	CID002973
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	SungEel HiTech	KOREA, REPUBLIC OF	CID002918
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	D Block Metals, LLC	UNITED STATES	CID002504
Tantalum	Exotech Inc.	UNITED STATES	CID000456
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	CID003191
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	KEMET Blue Metals	MEXICO	CID002539
Tantalum	KEMET Blue Powder	UNITED STATES	CID002568
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	NPM Silmet AS	ESTONIA	CID001200
Tantalum	Power Resources Ltd.	MACEDONIA	CID002847
Tantalum	QuantumClean	UNITED STATES	CID001508
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemicals	JAPAN	CID001869
Tantalum	Telex Metals	UNITED STATES	CID001891
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tin	Alpha	UNITED STATES	CID000292
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	CV Ayi Jaya	INDONESIA	CID002570
Tin	CV Dua Sekawan	INDONESIA	CID002592
Tin	CV Gita Pesona	INDONESIA	CID000306
Tin	CV Tiga Sekawan	INDONESIA	CID002593
Tin	CV United Smelting	INDONESIA	CID000315
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	Dowa	JAPAN	CID000402

Tin	EM Vinto	BOLIVIA	CID000438
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Guangdong Hanhe Non-ferrous Metal Limited Company	CHINA	CID003116
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	Metallic Resources, Inc.	UNITED STATES	CID001142
Tin	Metallo Belgium N.V.	BELGIUM	CID002773
Tin	Metallo Spain S.L.U.	SPAIN	CID002774
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406
Tin	PT Bangka Prima Tin	INDONESIA	CID002776
Tin	PT Bangka Serumpun	INDONESIA	CID003205
Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT DS Jaya Abadi	INDONESIA	CID001434
Tin	PT Inti Stania Prima	INDONESIA	CID002530
Tin	PT Karimun Mining	INDONESIA	CID001448
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Premium Tin Indonesia	INDONESIA	CID000313
Tin	PT Prima Timah Utama	INDONESIA	CID001458

Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Tirus Putra Mandiri	INDONESIA	CID002478
Tin	PT Tommy Utama	INDONESIA	CID001493
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tin	Rui Da Hung	TAIWAN	CID001539
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Thaisarco	THAILAND	CID001898
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Yunnan Tin Company Limited	CHINA	CID002180
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004
Tungsten	ACL Metais Eireli	BRAZIL	CID002833
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Kennametal Fallon	UNITED STATES	CID000966

Tungsten	Kennametal Huntsville	UNITED STATES	CID000105
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	CID002845
Tungsten	Niagara Refining LLC	UNITED STATES	CID002589
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095

ANNEX II

As of April 24, 2019

The below list of 3TG countries of origin identified to 3M by the 3M Supplier Group is conformant with RMAP protocols as of April 24, 2019. 3M is typically many tiers in the supply chain removed from SORs, and our direct suppliers have not traced materials supplied to 3M back to individual countries of origin.  Many of our suppliers provided information to 3M on all SORs identified to them by their suppliers, and have not been able to confirm that the countries of origin for all 3TG processed by these SORs have been used in the products they have supplied to us because they did not provide their CMRT at the product level. Therefore, it is possible that the list contains countries of origin of 3TG not contained in our products.

3M validated that SORs identified as sourcing from the Covered Countries are conformant to RMAP.

Argentina, Armenia, Australia, Austria, Azerbaijan, Benin, Bolivia, Botswana, Brazil, Burkina Faso, Burundi*, Canada, Chile, China, Colombia, Congo, Democratic Republic of the Congo*, Cyprus, Dominican Republic, Ecuador, Egypt, Eritrea, Ethiopia, Finland, Georgia, Ghana, Guatemala, Guinea, Guyana, Honduras, India, Indonesia, Iran, Ivory Coast, Kazakhstan, Kenya, Kyrgyzstan, Laos, Lebanon, Madagascar, Malaysia, Mali, Mauritania, Mauritius, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Nicaragua, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Portugal, Puerto Rico, Russian Federation, Rwanda*, Saudi Arabia, Senegal, Sierra Leone, Slovakia, Solomon Islands, South Africa, Spain, Suriname, Swaziland, Sweden, Taiwan, Tanzania*, Thailand, Togo, Turkey, Uganda*, United Kingdom of Great Britain and Northern Ireland, United States of America, Uruguay, Uzbekistan, Venezuela, Zambia*, Zimbabwe

* Covered Country